UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 22, 2012

WATSCO, INC.

(Exact name of registrant as specified in its charter)

Florida

(State or other jurisdiction of incorporation)

1-5581	59-0778222
(Commission File Number)	(IRS Employer Identification No.)

2665 South Bayshore Drive, Suite 901

Miami, Florida 33133

(Address of principal executive offices, including zip code)

(305) 714-4100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On August 22, 2012, the Board of Directors (the “Board”) of Watsco, Inc., a Florida corporation (the “Company”), approved the amendment and restatement of the Company’s Bylaws (the “Amended and Restated Bylaws”), effective as of August 22, 2012, primarily to conform its provisions to those already contained in the Company’s Articles of Incorporation, as amended (the “Articles”). The amendments approved to conform the Amended and Restated Bylaws to the Articles are composed of: (i) changing references to “Class A Common Stock” to “Common Stock”; (ii) changing references to common stock voting power to accurately reflect that each share of Common Stock is entitled to one (1) vote (rather than 1/10 of a vote) and each share of Class B Common Stock is entitled to ten (10) votes (rather than one vote) on all matters submitted to a vote of the Company’s shareholders that are not otherwise subject to a specific class vote; (iii) changing the names of the Board’s existing classes from “A”, “B” and “C” to “I”, “II” and “III”; and (iv) providing that the Board shall be divided “as nearly as possible” into three equal classes. Additionally, the amendments to the Amended and Restated Bylaws (i) provide that shares of the Company’s common stock held in trust may be voted by the trustee thereof without any requirement that such shares be transferred into the name of the trustee and (ii) otherwise correct immaterial drafting issues. The foregoing description of the amendment and restatement of the Amended and Restated Bylaws is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, which are filed as Exhibit 3.1 to this Current Report on Form 8-K and are incorporated by reference in this Item 5.03.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

3.1	Amended and Restated Bylaws effective August 22, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WATSCO, INC.

Dated: August 28, 2012	By:	/s/ Ana M. Menendez
Ana M. Menendez,
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amended and Restated Bylaws effective August 22, 2012